EXHIBIT 5.1

Szaferman, Lakind, Blumstein & Blader, P.C. Attorneys at Law 101 Grovers Mill Road, Suite 200 Lawrenceville, NJ 08648 P: 609.275.0400 F: 609.275.4511 www.szaferman.com
Arnold C. Lakind
Barry D. Szaferman
Jeffrey P. Blumstein
Steven Blader
Brian G. Paul+
Craig J. Hubert++
Michael R. Paglione*
Lionel J. Frank**
Jeffrey K. Epstein+
Stuart A. Tucker
Scott P. Borsack***
Daniel S. Sweetser*
Robert E. Lytle
Janine G. Bauer***
Daniel J. Graziano Jr.
Nathan M. Edelstein**
Bruce M. Sattin***
Gregg E. Jaclin**
Robert P. Panzer

Of Counsel
Stephen Skillman
Linda R. Feinberg
Anthony J. Parrillo
Paul T. Koenig, Jr.
Robert A. Gladstone
Janine Danks Fox*
Richard A. Catalina Jr.*†
Eric M. Stein**
E. Elizabeth Sweetser

Robert G. Stevens Jr.**
Michael D. Brottman**
Benjamin T. Branche*
Lindsey Moskowitz Medvin**
Mark A. Fisher
Robert L. Lakind***
Thomas J. Manzo**
Melissa A. Chimbangu
Bella Zaslavsky**
Kathleen O’Brien
Steven A. Lipstein**
Yarona Y. Liang#
Brian A. Heyesey

+Certified Matrimonial Attorney
++Certified Civil and Criminal Trial Attorney
*NJ & PA Bars
**NJ & NY Bars
***NJ, NY & PA Bars
#NY Bar
†U.S. Patent & Trademark Office

November 18, 2014 Fuel Performance Solutions, Inc. 7777 Bonhomme Avenue, Suite 1920 St. Louis, MO 63105

Gentlemen:

We are acting as counsel for Fuel Performance Solutions, Inc., a Nevada company (the “Company”), in connection with the Registration Statement on Form S-1 (such Registration Statement, as amended from time to time, is herein referred to as the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to an offering of 26,224,917 shares of common stock, par value $0.01 per share (the “Common Stock”) consisting of: (i) 11,500,000 shares underlying the Convertible Notes (the “Note Shares”); (ii) 6,666,667 shares of Common Stock underlying the Warrants (the “Warrant Shares”); (iii) 7,258,250 shares of Common Stock (the “Piggy-back Warrant Shares”) issuable upon exercise of warrants pursuant to certain piggy-back registration rights agreements; and (iv) 800,000 shares of Common Stock (the “Placement Agent Warrant Shares” and together with the Note Shares, Warrant Shares, Piggy-back Warrant Shares, the “Shares”) issuable upon exercise of warrants pursuant to a placement agent engagement agreement dated April 24, 2014 between the registrant and Benchmark . The Shares were issued to the purchasers and investors identified on Exhibit A attached hereto and incorporated herein by reference.

We have reviewed and are familiar with such documents, certificates, corporate proceedings and other materials, and have reviewed such questions of law, as we have considered relevant or necessary as a basis for this opinion. Based upon the foregoing, we are of the opinion that:

1.	The Note Shares when issued in connection with conversion of the convertible note will be validly issued, fully paid and non-assessable.

2.
The Warrant Shares, Piggy-back Warrant Shares, and the Placement Agent Warrant Shares have been duly authorized and, upon issuance of the Warrant Shares, Piggy-back Warrant Shares, and the Placement Agent Warrant Shares in accordance with the terms therein and receipt of the consideration specified therein, will be validly issued, fully paid and non-assessable.

No opinion is expressed herein as to any laws other than the State of Nevada of the United States. This opinion opines upon Nevada law, all applicable provisions of the statutes and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

SZAFERMAN, LAKIND, BLUMSTEIN & BLADER, PC

By:	/s/ Gregg E. Jaclin
Gregg E. Jaclin
For the Firm

November 18, 2014 Page 2

EXHIBIT A
Selling Security Holder	Shares Being Offered
Gemini Master Fund, Ltd. (1)	4,541,668
Brio Capital Master Fund Ltd. (1)	4,541,667
John M. Hennessy (1)	8,095,833
Helmsbridge Holdings Limited (1)	908,333
Cranshire Capital Master Fund, Ltd. (1)	908,333
R&R Opportunity Fund, L.P. (1)	3,633,333
Richard Messina (1)	1,816,667
Jonathan R. Burst (1)	908,333
James Cahill (2)	19,500
John P. Cahill (2)	15,000
James Glynn (2)	3,250
George E. Pataki (2)	11,000
Gerald Reid (2)	18,250
Peter R. Smith (2)	3,750
Braden Carlsson (3)	128,000
John Borer (3)	128,000
Jamil Aboumeri (3)	128,000
Lee Popper (3)	50,000
Ksenia Kolesnikov (3)	50,000
The Benchmark Company, LLC (3)	316,000

(1)	Funds and accounts in a financing transaction for which the Benchmark Company LLC acted as a placement agent pursuant to the securities purchase agreement dated August 22, 2014

(2)	Investors affiliated with the Pataki-Cahill Group

(3)	Designees of the warrants issued to and allocated by the Benchmark Company LLC